UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

CWALT, Inc. (as depositor under an Indenture, dated as of June 23, providing for, inter alia, the issuance of GSC Capital Corp. Mortgage Trust 2006-2, Alternative Loan Trust Notes, Series 2006-2)

CWALT, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-131630	87-0698307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
For a description of the Notes and the Mortgage Pool, refer to the Indenture.
Item 9.01	Financial Statements and Exhibits.
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits:

Exhibit No.	Description
3.1
Amended and Restated Trust Agreement, dated as of June 23, 2006, among CWALT, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, Alternative Loan Trust Notes, Series 2006-2.

Exhibit No.	Description
4.1	Indenture, dated as of June 23, 2006, between GSC Capital Corp. Mortgage Trust 2006-2 as Issuing Entity and The Bank of New York, as Indenture Trustee, Alternative Loan Trust Notes, Series 2006-2.

Exhibit No.	Description
99.1
Sale and Servicing Agreement, dated as of June 1, 2006, among CWALT, Inc., as Depositor, GSC Capital Corp. Mortgage Trust 2006-2 as Issuing Entity, GSC Capital Corp. QRS Delaware Loan Holdings, Inc., as Seller, GSC Capital Corp., as Sponsor, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Indenture Trustee and Countrywide Home Loans, Inc., Alternative Loan Trust Notes, Series 2006-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CWALT, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: July 7, 2006

EXHIBIT INDEX

Exhibit Number	Sequentially Numbered Description
3.1
Amended and Restated Trust Agreement, dated as of June 23, 2006, among CWALT, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, Alternative Loan Trust Notes, Series 2006-2.

4.1	Indenture, dated as of June 23, 2006, between GSC Capital Corp. Mortgage Trust 2006-2 as Issuing Entity and The Bank of New York, as Indenture Trustee, Alternative Loan Trust Notes, Series 2006-2.
99.1
Sale and Servicing Agreement, dated as of June 1, 2006, among CWALT, Inc., as Depositor, GSC Capital Corp. Mortgage Trust 2006-2 as Issuing Entity, GSC Capital Corp. QRS Delaware Loan Holdings, Inc., as Seller, GSC Capital Corp., as Sponsor, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York, as Indenture Trustee and Countrywide Home Loans, Inc., Alternative Loan Trust Notes, Series 2006-2.